Exhibit 8(c)

                                LETTER AGREEMENT


                                                  April 4, 1994


Mr. Donald DeMarco, Vice President
State Street Bank and Trust Company
One Heritage Drive
Mutual Fund Services P2 North
No. Quincy, MA 02171

Dear Mr. DeMarco:

     Please be advised that Janus Aspen Series (the "Fund") has established International Growth Portfolio as a new series of the Fund. Pursuant to Section 17 of the Custodian Contract dated September 13, 1993, between the Fund and State Street Bank and Trust Company ("State Street"), the Fund hereby requests confirmation that State Street will act as custodian for the new series under the terms of the contract.

     Please indicate your acceptance of the foregoing by executing two copies of this Letter Agreement, returning one copy to the Fund and retaining one copy for your records.

                                        JANUS ASPEN SERIES


                                        /s/ Janice M. Teague
                                        Janice M. Teague, Secretary


STATE STREET BANK AND TRUST COMPANY

By  /s/ A. P. Delumus, V.P.

Agreed to this 6 day of April, 1994


CC:  Deborah E. Bielicke
     Steven R. Goodbarn
     Stephen L. Stieneker
     David C. Tucker